U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

VIRAL GENETICS, INC.
(Exact name of registrant as specified in its charter)

000-26875
(Commission File No.)

Delaware	33-0814123
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1321 Mountain View Circle, Azusa, CA 91702
(Address of principal executive offices)

(626) 334-5310
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01  Entry into a Material Definitive Agreement

Distribution Agreement

On December 15, 2004, Viral Genetics, Inc., and Timothy & Thomas LLC, an Illinois limited liability company, entered into a Distribution Management Agreement with an effective date of July 1, 2004 (the “Distribution Agreement”). The owners of Timothy &Thomas are Timothy Wright, III, a former director of Viral Genetics, and Thomas Little, a former creditor of Viral Genetics. This Distribution Agreement replaces and supercedes the prior agreements with Timothy & Thomas LLC that were referred to in our reports on Form 10-QSB for the quarters ended September 30, 2004, and June 30, 2004.

The Distribution Agreement granted to Timothy & Thomas the exclusive right to establish, appoint, and manage distribution and sub-distribution of all Viral Genetics products that are used or useful for the prevention or treatment of HIV and/or AIDS in continental Africa and certain island nations off the coast of Africa. The term of the Distribution Agreement is 20 years. In consideration for these rights, Timothy & Thomas made a payment of $650,000 in cash to Viral Genetics, surrendered for cancellation a convertible debenture in the principal amount of $200,000 originally issued in the name of Thomas Little, and agreed to pay the first $1,600,000 of expenses plus 50% of all expenses in excess of $1,600,000 incurred to complete the on-going clinical trial of Viral Genetics HIV/AIDS product, VGV-1, in South Africa. Additional expenses related to the establishment of distribution in Africa over and above the South African clinical trial will be shared by the parties.

As contemplated by the Distribution Agreement, Timothy & Thomas will establish distributors in each African country who will purchase directly from Viral Genetics its HIV/AIDS products and distribute those products in their respective countries. Viral Genetics will pay to Timothy & Thomas a management fee based on gross sales of Viral Genetics products in Africa.

Lease Agreement

Viral Genetics has entered into a commercial lease agreement that begins January 1, 2005 covering its office, laboratory, and manufacturing facility at 1291 Mountain View Circle, Azusa, California. The lease covers a facility of approximately 8,142 square feet and is for a term of three years, ending December 31, 2008. The base rent for 2005 is $6,018 per month, for 2006 is $6,199 per month, and for 2007 is $6,385 per month. Viral Genetics has an option to renew the lease for four additional three-year terms with the monthly base rent increasing by approximately three percent per year in each renewal term. Viral Genetics also holds a right of first refusal to purchase the facility on the same terms as any bona fide offer received by the landlord for sale of the property.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAL GENETICS, INC.

Dated: December 20, 2004	By:	/s/ Haig Keledjian
Haig Keledjian, President